Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

Second quarter revenue of $903 million, up 6% year-over-year and up 9% when adjusted for foreign exchange*

Security and compute revenue represented the majority of total revenue in the second quarter and grew 26% year-over-year and grew 30% when adjusted for foreign exchange*

GAAP EPS of $0.74, down 21% year-over-year and down 15% when adjusted for foreign exchange*, and non-GAAP EPS* of $1.35, down 5% year-over-year and flat when adjusted for foreign exchange*

CAMBRIDGE, Mass. – August 9, 2022 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cloud company that powers and protects life online, today reported financial results for the second quarter ended June 30, 2022.

“Despite a continued challenging macro-economic environment and foreign exchange headwinds, Akamai delivered another quarter of solid results,” said Dr. Tom Leighton, Akamai's Chief Executive Officer. “Our performance continued to be led by the strong growth of our security and compute product groups, which increased 26% year-over-year and increased 30% when adjusted for foreign exchange* and represented 54% of total revenue.”

Akamai delivered the following financial results for the second quarter ended June 30, 2022:

Revenue: Revenue was $903 million, a 6% increase over second quarter 2021 revenue of $853 million and a 9% increase when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue was $381 million, up 17% year-over-year and up 21% when adjusted for foreign exchange*
•Delivery revenue was $417 million, down 11% year-over-year and down 8% when adjusted for foreign exchange*
•Compute revenue was $106 million, up 74% year-over-year and up 78% when adjusted for foreign exchange*

Revenue by geography:

•U.S. revenue was $477 million, up 6% year-over-year
•International revenue was $426 million, up 6% year-over-year and up 13% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $175 million, a 12% decrease from second quarter 2021. GAAP operating margin for the second quarter was 19%, down 4 percentage points from the same period last year.

Non-GAAP income from operations* was $262 million, a 3% decrease from second quarter 2021. Non-GAAP operating margin* for the second quarter was 29%, down 3 percentage points compared to the same period last year.

Net income: GAAP net income was $120 million, a 24% decrease from second quarter 2021. Non-GAAP net income* was $216 million, a 7% decrease from second quarter 2021.

EPS: GAAP EPS was $0.74 per diluted share, a 21% decrease from second quarter 2021 and a 15% decrease when adjusted for foreign exchange.* Non-GAAP EPS* was $1.35 per diluted share, a 5% decrease from second quarter 2021 and flat when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $388 million, a 1% increase from second quarter 2021.

Supplemental cash information: Cash from operations for the second quarter of 2022 was $341 million, or 38% of revenue. Cash, cash equivalents and marketable securities was $1.3 billion as of June 30, 2022.

Share repurchases: Akamai spent $165 million in the second quarter of 2022 to repurchase 1.6 million shares of its common stock at an average price of $100.80 per share. The Company had 159 million shares of common stock outstanding as of June 30, 2022.

*    See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode: Akamai. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-877-344-7529 (or 1-412-317-0088 for international calls) and using passcode: 6965820. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai powers and protects life online. Leading companies worldwide choose Akamai to build, deliver, and secure their digital experiences – helping billions of people live, work, and play every day. With the world's most distributed compute platform – from cloud to edge – we make it easy for customers to develop and run applications, while we keep experiences closer to users and threats farther away. Learn more about Akamai's security, compute, and delivery solutions at www.akamai.com, blogs.akamai.com, or follow Akamai Technologies on Twitter and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$426,710	$536,725
Marketable securities	263,979	541,470
Accounts receivable, net	668,425	675,926
Prepaid expenses and other current assets	207,043	166,313
Total current assets	1,566,157	1,920,434
Marketable securities	640,668	1,088,048
Property and equipment, net	1,541,875	1,534,329
Operating lease right-of-use assets	797,313	815,754
Acquired intangible assets, net	476,707	313,225
Goodwill	2,763,828	2,156,254
Deferred income tax assets	292,817	168,342
Other assets	131,689	142,287
Total assets	$8,211,054	$8,138,673
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$131,649	$109,928
Accrued expenses	306,402	411,590
Deferred revenue	111,771	86,517
Revolving credit facility	75,000	—
Operating lease liabilities	186,945	175,683
Other current liabilities	5,317	6,623
Total current liabilities	817,084	790,341
Deferred revenue	25,448	25,342
Deferred income tax liabilities	39,367	40,974
Convertible senior notes	2,283,037	1,976,167
Operating lease liabilities	679,031	707,087
Other liabilities	86,609	68,748
Total liabilities	3,930,576	3,608,659
Total stockholders' equity	4,280,478	4,530,014
Total liabilities and stockholders' equity	$8,211,054	$8,138,673

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenue	$903,332	$903,647	$852,824	$1,806,979	$1,695,532
Costs and operating expenses:
Cost of revenue (1) (2)	346,649	332,752	320,000	679,401	626,687
Research and development (1)	92,070	99,935	77,255	192,005	159,300
Sales and marketing (1)	126,665	122,719	111,894	249,384	228,248
General and administrative (1) (2)	141,219	153,262	134,295	294,481	271,010
Amortization of acquired intangible assets	16,972	13,644	12,060	30,616	23,487
Restructuring charge (benefit)	4,715	8,016	(2,114)	12,731	5,002
Total costs and operating expenses	728,290	730,328	653,390	1,458,618	1,313,734
Income from operations	175,042	173,319	199,434	348,361	381,798
Interest and marketable securities (loss) income, net	(2,331)	(211)	4,736	(2,542)	9,314
Interest expense	(2,932)	(2,695)	(18,037)	(5,627)	(35,871)
Other income (expense), net	816	(9,565)	(811)	(8,749)	(1,628)
Income before provision for income taxes	170,595	160,848	185,322	331,443	353,613
Provision for income taxes	(51,058)	(34,050)	(18,009)	(85,108)	(29,907)
Loss from equity method investment	—	(7,635)	(10,816)	(7,635)	(11,514)
Net income	$119,537	$119,163	$156,497	$238,700	$312,192

Net income per share:
Basic	$0.75	$0.74	$0.96	$1.49	$1.91
Diluted	$0.74	$0.73	$0.94	$1.47	$1.88

Shares used in per share calculations:
Basic	160,038	160,494	163,074	160,266	163,067
Diluted	161,710	163,637	166,263	162,674	165,976

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Cash flows from operating activities:
Net income	$119,537	$119,163	$156,497	$238,700	$312,192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	150,604	142,595	137,715	293,199	269,186
Stock-based compensation	51,882	56,227	50,481	108,109	104,786
(Benefit) provision for deferred income taxes	(29,885)	(13,579)	5,461	(43,464)	7,225
Amortization of debt discount and issuance costs	1,091	1,119	16,460	2,210	32,717
(Gain) loss on investments	(641)	16,536	10,816	15,895	11,514
Other non-cash reconciling items, net	10,045	12,598	1,612	22,643	2,140
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	35,251	(39,198)	11,176	(3,947)	(4,404)
Prepaid expenses and other current assets	26,563	(64,695)	24,539	(38,132)	(10,849)
Accounts payable and accrued expenses	6,963	(66,938)	(10,073)	(59,975)	(83,059)
Deferred revenue	(29,216)	55,394	(7,345)	26,178	18,094
Other current liabilities	(4,460)	(1,441)	(15,514)	(5,901)	(16,230)
Other non-current assets and liabilities	3,697	4,670	(3,692)	8,367	(15,386)
Net cash provided by operating activities	341,431	222,451	378,133	563,882	627,926
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(872,099)	—	(872,099)	(15,638)
Purchases of property and equipment and capitalization of internal-use software development costs	(118,167)	(131,359)	(154,569)	(249,526)	(319,288)
Purchases of short- and long-term marketable securities	—	—	(291,957)	—	(382,236)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	1,905	691,802	287,297	693,707	521,446
Other, net	1,036	(5,242)	(391)	(4,206)	(212)
Net cash used in investing activities	(115,226)	(316,898)	(159,620)	(432,124)	(195,928)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Cash flows from financing activities:
Net proceeds from borrowings and repayments under revolving credit facility	—	75,000	—	75,000	—
Proceeds from the issuance of common stock under stock plans	7,204	21,941	9,712	29,145	31,122
Employee taxes paid related to net share settlement of stock-based awards	(8,323)	(54,819)	(12,314)	(63,142)	(76,260)
Repurchases of common stock	(164,789)	(102,853)	(96,175)	(267,642)	(154,416)
Other, net	—	(104)	(67)	(104)	(67)
Net cash used in financing activities	(165,908)	(60,835)	(98,844)	(226,743)	(199,621)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(13,798)	(1,462)	3,003	(15,260)	(4,148)
Net increase (decrease) in cash, cash equivalents and restricted cash	46,499	(156,744)	122,672	(110,245)	228,229
Cash, cash equivalents and restricted cash at beginning of period	381,007	537,751	459,023	537,751	353,466
Cash, cash equivalents and restricted cash at end of period	$427,506	$381,007	$581,695	$427,506	$581,695

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION (1)

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Security	$380,664	$381,567	$325,128	$762,231	$635,347
Delivery	416,678	444,148	466,739	860,826	940,408
Compute	105,990	77,932	60,957	183,922	119,777
Total revenue	$903,332	$903,647	$852,824	$1,806,979	$1,695,532
Revenue growth rates year-over-year:
Security	17%	23%	25%	20%	27%
Delivery	(11)	(6)	(4)	(8)	(2)
Compute	74	32	25	54	25
Total revenue	6%	7%	7%	7%	9%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Security	21%	26%	22%	23%	24%
Delivery	(8)	(4)	(6)	(6)	(4)
Compute	78	35	22	57	22
Total revenue	9%	9%	5%	9%	7%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
U.S.	$477,154	$481,007	$449,553	$958,161	$912,733
International	426,178	422,640	403,271	848,818	782,799
Total revenue	$903,332	$903,647	$852,824	$1,806,979	$1,695,532
Revenue growth rates year-over-year:
U.S.	6%	4%	1%	5%	5%
International	6	11	15	8	14
Total revenue	6%	7%	7%	7%	9%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
U.S.	6%	4%	1%	5%	5%
International	13	16	9	15	9
Total revenue	9%	9%	5%	9%	7%

(1) Prior to January 1, 2022, revenue by solution was reported by product group: Security Technology Group and Edge Technology Group. Revenue from security solutions was previously presented as Security Technology Group revenue. Revenue from delivery and compute solutions was previously presented as Edge Technology Group revenue. The periods presented prior to January 1, 2022 have been revised to reflect this new presentation.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
General and administrative expenses:
Payroll and related costs	$52,974	$53,317	$54,974	$106,291	$111,424
Stock-based compensation	15,888	17,436	16,123	33,324	32,485
Depreciation and amortization	18,423	19,678	20,489	38,101	41,398
Facilities-related costs	26,820	26,579	24,845	53,399	49,192
Provision for doubtful accounts	529	1,288	971	1,817	711
Acquisition-related costs	2,798	10,616	140	13,414	204
Other expenses	23,787	24,348	16,753	48,135	35,596
Total general and administrative expenses	$141,219	$153,262	$134,295	$294,481	$271,010

General and administrative expenses–functional (1):
Global functions	$50,445	$56,131	$53,314	$106,576	$109,113
As a percentage of revenue	6%	6%	6%	6%	6%
Infrastructure	87,447	85,199	79,878	172,646	160,987
As a percentage of revenue	10%	9%	9%	10%	9%
Other	3,327	11,932	1,103	15,259	910
Total general and administrative expenses	$141,219	$153,262	$134,295	$294,481	$271,010
As a percentage of revenue	16%	17%	16%	16%	16%

Stock-based compensation:
Cost of revenue	$7,134	$6,233	$6,874	$13,367	$13,970
Research and development	17,408	20,232	15,937	37,640	34,306
Sales and marketing	11,452	12,326	11,547	23,778	24,025
General and administrative	15,888	17,436	16,123	33,324	32,485
Total stock-based compensation	$51,882	$56,227	$50,481	$108,109	$104,786

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs and provision for doubtful accounts.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Six Months Ended
(in thousands, except end of period statistics)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Depreciation and amortization:
Network-related depreciation	$66,724	$61,386	$55,601	$128,110	$107,497
Capitalized internal-use software development amortization	41,177	40,650	40,426	81,827	79,649
Other depreciation and amortization	17,914	19,152	19,833	37,066	40,198
Depreciation of property and equipment	125,815	121,188	115,860	247,003	227,344
Capitalized stock-based compensation amortization (1)	7,703	7,648	8,916	15,351	16,609
Capitalized interest expense amortization (1)	114	115	879	229	1,746
Amortization of acquired intangible assets	16,972	13,644	12,060	30,616	23,487
Total depreciation and amortization	$150,604	$142,595	$137,715	$293,199	$269,186

Capital expenditures, excluding stock-based compensation and interest expense (2) (3):
Purchases of property and equipment	$56,743	$63,225	$81,655	$119,968	$176,653
Capitalized internal-use software development costs	47,083	53,190	56,574	100,273	111,639
Total capital expenditures, excluding stock-based compensation and interest expense	$103,826	$116,415	$138,229	$220,241	$288,292

End of period statistics:
Number of employees	9,270	9,180	8,275

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.
(3) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS AND NET INCOME

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Income from operations	$175,042	$173,319	$199,434	$348,361	$381,798
GAAP operating margin	19%	19%	23%	19%	23%
Amortization of acquired intangible assets	16,972	13,644	12,060	30,616	23,487
Stock-based compensation	51,882	56,227	50,481	108,109	104,786
Amortization of capitalized stock-based compensation and capitalized interest expense	8,068	7,947	9,840	16,015	18,438
Restructuring charge (benefit)	4,715	8,016	(2,114)	12,731	5,002
Acquisition-related costs	5,771	10,943	140	16,714	204
Operating adjustments	87,408	96,777	70,407	184,185	151,917
Non-GAAP income from operations	$262,450	$270,096	$269,841	$532,546	$533,715
Non-GAAP operating margin	29%	30%	32%	29%	31%

Net income	$119,537	$119,163	$156,497	$238,700	$312,192
Operating adjustments (from above)	87,408	96,777	70,407	184,185	151,917
Amortization of debt discount and issuance costs	1,091	1,119	16,460	2,210	32,717
(Gain) loss on investments	(641)	8,901	—	8,260	—
Loss from equity method investment	—	7,635	10,816	7,635	11,514
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	9,049	(8,800)	(21,428)	249	(47,774)
Non-GAAP net income	$216,444	$224,795	$232,752	$441,239	$460,566

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
GAAP net income per diluted share	$0.74	$0.73	$0.94	$1.47	$1.88
Adjustments to net income:
Amortization of acquired intangible assets	0.10	0.08	0.07	0.19	0.14
Stock-based compensation	0.32	0.34	0.30	0.66	0.63
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.05	0.06	0.10	0.11
Restructuring charge (benefit)	0.03	0.05	(0.01)	0.08	0.03
Acquisition-related costs	0.04	0.07	—	0.10	—
Amortization of debt discount and issuance costs	0.01	0.01	0.10	0.01	0.20
(Gain) loss on investments	—	0.05	—	0.05	—
Loss from equity method investment	—	0.05	0.07	0.05	0.07
Income tax effect of above non-GAAP adjustments and certain discrete tax items	0.06	(0.05)	(0.13)	—	(0.29)
Adjustment for shares (1)	0.01	0.02	0.02	0.03	0.03
Non-GAAP net income per diluted share	$1.35	$1.39	$1.42	$2.74	$2.80

Shares used in GAAP per diluted share calculations	161,710	163,637	166,263	162,674	165,976
Impact of benefit from note hedge transactions (1)	(1,057)	(1,822)	(1,782)	(1,440)	(1,369)
Shares used in non-GAAP per diluted share calculations (1)	160,653	161,815	164,481	161,234	164,607

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the periods presented for the benefit of Akamai's note hedge transactions. During the periods presented Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income	$119,537	$119,163	$156,497	$238,700	$312,192
Net income margin	13%	13%	18%	13%	18%
Interest and marketable securities loss (income), net	2,331	211	(4,736)	2,542	(9,314)
Provision for income taxes	51,058	34,050	18,009	85,108	29,907
Depreciation and amortization	125,815	121,188	115,860	247,003	227,344
Amortization of capitalized stock-based compensation and capitalized interest expense	8,068	7,947	9,840	16,015	18,438
Amortization of acquired intangible assets	16,972	13,644	12,060	30,616	23,487
Stock-based compensation	51,882	56,227	50,481	108,109	104,786
Restructuring charge (benefit)	4,715	8,016	(2,114)	12,731	5,002
Acquisition-related costs	5,771	10,943	140	16,714	204
Interest expense	2,932	2,695	18,037	5,627	35,871
(Gain) loss on investments	(641)	8,901	—	8,260	—
Loss from equity method investment	—	7,635	10,816	7,635	11,514
Other (income) expense, net	(175)	664	811	489	1,628
Adjusted EBITDA	$388,265	$391,284	$385,701	$779,549	$761,059
Adjusted EBITDA margin	43%	43%	45%	43%	45%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities, as well as certain additional compensation costs payable to employees acquired from the Linode acquisition if employed for a certain period of time. The additional compensation cost was initiated by and determined by the seller, and is in addition to normal levels of compensation, including retention programs, offered by Akamai. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charges – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In August 2019, Akamai issued $1,150 million of convertible senior notes due 2027 with a coupon interest rate of 0.375%. In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. The imputed interest rates of these convertible senior notes were 3.10% and 4.26%, respectively. This is a result of the debt discounts recorded for the conversion features that, prior to January 1, 2022, were required to be separately accounted for as equity under GAAP, thereby reducing the carrying values of the convertible debt instruments. The debt discounts were amortized as interest expense. On January 1, 2022, Akamai adopted the new guidance for accounting for convertible senior instruments. This new guidance eliminated separate accounting for the equity portion, and thus the amortization of the debt discount that was recorded as interest expense. Prior to January 1, 2022, Akamai excluded this non-cash interest expense from its non-GAAP results because it was not representative of ongoing operating performance. After January 1, 2022, this interest expense is no longer included in or excluded from GAAP or non-GAAP results. Additionally, the issuance costs of the convertible senior notes are amortized to interest expense and are also excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment. Akamai excludes such income and losses because it does not direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the Company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2027 and 2025, unless Akamai's weighted average stock price is greater than $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; impact of macro-economic trends, including economic uncertainty, the effects of inflation, increasing interest rates, foreign currency exchange rate fluctuations, securities market volatility and monetary supply fluctuations; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including cyber-attacks, data breaches or malware; failure to realize the expected benefits of any of our acquisitions or reorganizations; changes to economic, political and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; impact of the ongoing COVID-19 pandemic; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.